Exhibit 3.1

SIXTH AMENDED AND RESTATED BYLAWS
OF
NU SKIN ENTERPRISES, INC.

ARTICLE 1.  STOCKHOLDERS

1.1 Place of Meetings. Meetings of stockholders shall be held: (i) at such place within or without the State of Delaware as may be designated by or in the manner provided in the Certificate of Incorporation of the Corporation, as amended and/or restated from time to time (the “Certificate of Incorporation”) or these Sixth Amended and Restated Bylaws, as amended and/or restated from time to time (the “Bylaws”), or if not so designated, as determined by the Board of Directors; (ii) solely by such means of remote communications as may be designated from time to time by the Board of Directors in its sole discretion, which means shall meet the requirements of the Delaware General Corporation Law (the “DGCL”); or (iii) if not otherwise designated, at the registered office of the Corporation.

1.2 Annual Meeting. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the annual meeting of stockholders shall be held on such date and at such time as the Board of Directors shall determine. The Board of Directors may postpone, reschedule or cancel any previously scheduled annual meeting of stockholders before or after notice of such meeting has been given to stockholders.

1.3 Remote Communication. The Board of Directors may permit the stockholders and their proxy holders to participate in meetings of the stockholders (whether such meetings are held at a designated place or solely by means of remote communication) using one or more methods of remote communication that satisfy the requirements of the DGCL. The Board of Directors may adopt such guidelines and procedures applicable to participation in stockholders’ meetings by means of remote communication as it deems appropriate, in accordance with the DGCL. Participation in a stockholders’ meeting by means of a method of remote communication permitted by the Board of Directors, in accordance with the DGCL, shall constitute presence in person at such meeting.

1.4 Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given in accordance with Section 232 of the DGCL, which notice shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed present in person and vote at such meeting. The notice shall also state the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining the stockholders entitled to notice of the meeting. If the stock list for a meeting of stockholders is to be made available by means of an electronic network, the notice shall include the information required to access the reasonably accessible electronic network on which the Corporation will make its stock list available prior to such meeting in accordance with Section 1.5 hereof. Notice of a special meeting of stockholders shall also state the purpose or purposes for which such meeting has been called. Unless otherwise provided in the DGCL or the Certificate of Incorporation, notice of a meeting of stockholders shall be given at least 10 days but not more than 60 days before the date of such meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. Notice shall be deemed given in accordance with Section 232 of the DGCL. An affidavit of the Corporation’s Secretary, Assistant Secretary or the transfer agent or other agent of the Corporation that notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated in the affidavit.

1.5 Stock List. No later than the 10th day before a meeting of stockholders, the Corporation shall prepare a complete alphabetical list of the stockholders entitled to vote at such meeting showing each stockholder’s address and the number of shares registered in such stockholder’s name; provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date. Such list need not include electronic mail addresses or other electronic contact information for any stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to such meeting for a period of 10 days ending on the day before the meeting date: either on a reasonably accessible electronic network (provided that the information required to gain access to the list is provided with the notice of the meeting) or during ordinary business hours at the Corporation’s principal place of business. If the list is made available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. The Corporation’s stock ledger (as defined in Section 219(c) of the DGCL) shall be the only evidence as to who are the stockholders entitled to examine such stock list or to vote at any meeting of stockholders in person or by proxy.

1.6 Quorum. Unless a larger number is required by the DGCL, the Certificate of Incorporation, these Bylaws, or the rules of any stock exchange upon which the Corporation’s securities are listed, at any meeting of stockholders, the holders of a majority of the voting power of all of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at the meeting of stockholders, present in person or represented by proxy, shall constitute a quorum for the transaction of business. Where a separate vote by a class or classes or series is required, a majority of the voting power of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

1.7 Adjournments. Any meeting of stockholders may be adjourned, whether or not a quorum is present, by the stockholders (by a majority of the votes cast affirmatively or negatively) or by the chairman of such meeting or the secretary of such meeting. At any adjourned meeting of stockholders, the stockholders may transact any business that they might have transacted at the original meeting of stockholders. When a meeting of stockholders is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice of the adjourned meeting of stockholders need not be given if the time and place, if any, and means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication, or (iii) set forth in the notice of meeting given in accordance with Section 1.4 hereof; provided, however, that if the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting in accordance with Section 1.4 hereof. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 4.4 hereof, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

1.8 Voting and Proxies; White Proxy Card. Each stockholder shall have one vote for each share of capital stock entitled to vote that is held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided in the Certificate of Incorporation. Each stockholder of record entitled to vote at a meeting of stockholders may vote in person or by proxy authorized in accordance with Section 212(c) of the DGCL; provided that no such proxy shall be voted or acted upon after three years from the date of its execution, unless the proxy expressly provides for a longer period. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use of the Board of Directors.

1.9 Action at Meeting. In all matters other than the election of directors, when a quorum is present at any meeting, a majority of the votes cast affirmatively or negatively shall decide any matter to be voted upon by the stockholders at such meeting, except when a different vote is required by express provision of the DGCL, the Certificate of Incorporation, these Bylaws, or the rules of any stock exchange upon which the Corporation’s securities are listed. All elections of directors by the stockholders shall be determined in the manner provided in Section 2.2 hereof. Any action required or permitted to be taken by the stockholders may be effected without a meeting by a written consent in accordance with Section 8.1 of the Certificate of Incorporation.

1.10 Proposal of Business and Nominations.

(1) Nominations of persons for election to the Board of Directors and the proposal of other business to be transacted by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of meeting or any supplement thereto, (ii) by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of the giving of the notice required by Sections 1.10 and 1.11 hereof and at the time of the annual meeting of stockholders, who is entitled to vote at the meeting and who has complied with the notice procedures and other requirements set forth in Section 1.11 hereof (such stockholder, the “Record Stockholder”). For the avoidance of doubt, the foregoing clause (iii) shall be the exclusive means for a stockholder to make nominations or propose business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “1934 Act”)) at an annual meeting of stockholders.

(2) Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) by or at the direction of the Board of Directors (or an authorized committee thereof) or (ii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice provided for in Section 1.12 and at the time of the special meeting, who is entitled to vote at the meeting and who has complied with the notice procedures and other requirements set forth in Section 1.12 and the applicable requirements set forth in Section 1.11.

(3) Nothing in Section 1.10, Section 1.11 or Section 1.12 shall be deemed to affect any rights of (i) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act or (ii) the holders of any class or series of preferred stock of the Corporation to make nominations of persons for election to the Board of Directors if and to the extent provided for under law or the Certificate of Incorporation (including any certificate of designation).

1.11 Advance Notice Requirements. For nominations or other business to be properly brought before an annual meeting by a Record Stockholder pursuant to clause (iii) of Section 1.10(1) hereof, (i) the Record Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, (ii) any such other business must be a proper matter for stockholder action under Delaware law, and (iii) the Proponents (as defined below) must have acted in accordance with the representations, certifications or agreements required by, and otherwise complied with, this Section 1.11.

(1)          To be timely, a Record Stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the one-year anniversary of the previous year’s annual meeting of the stockholders except that, if no annual meeting was held in the previous year or the date of the annual meeting is more than 30 days before or after the one-year anniversary of the previous year’s annual meeting, a Record Stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of (a) the 90th day before such annual meeting or (b) the 10th day following the day on which public announcement of the date of such meeting is first made, and not earlier than the close of business on the 120th day before such annual meeting.  Notwithstanding anything in the preceding sentence to the contrary, in the event that the number of directors to be elected by the Board of Directors is increased and there has been no public announcement naming all of the nominees for director or indicating the increase in the size of the Board of Directors made by the Corporation at least 10 days before the last day a Record Stockholder may deliver a notice of nomination in accordance with the preceding sentence, a Record Stockholder’s notice required by these Bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close business on the 10th day following the day on which such public announcement is first made by the Corporation.  Notwithstanding anything in this Section 1.11 to the contrary, in no event shall an adjournment, rescheduling, or postponement (or the public announcement thereof) of an annual meeting for which notice has been given, or for which a public announcement of the date of the meeting has been made by the Corporation, commence a new time period (or extend any time period) for the giving of a Record Stockholder’s notice.  The number of nominees a stockholder may nominate for election at a meeting of stockholders at which directors are to be elected (on its own behalf or on behalf of a beneficial owner) shall not exceed the number of directors to be elected by the stockholders generally at such meeting.  A stockholder may not designate any substitute nominees unless the stockholder provides timely notice of such substitute nominee(s) in accordance with Sections 1.10(1) and 1.11 (with respect to an annual meeting) or Sections 1.10(2) and 1.12 (with respect to a special meeting), and such notice contains all of the information, representations, questionnaires and agreements with respect to such substitute nominees that are required by Sections 1.10(1) and 1.11 (with respect to an annual meeting) or Sections 1.10(2) and 1.12 (with respect to a special meeting), with respect to nominees for director.

(2)          If such notice pertains to the nomination of directors, such Record Stockholder’s notice shall set forth, as to each person whom the Record Stockholder proposes to nominate for election or reelection as a director:

(i) the name, age, business address, residence address, and principal occupation or employment of such person,

(ii) the class, series, and number of shares of each class or series of the Corporation’s capital stock that are owned, directly or indirectly, beneficially or of record by such person,

(iii) the questionnaire, representation and agreement required by Section 1.11(10) hereof, completed and signed by such person,

(iv) all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such persons as directors pursuant to Regulation 14A under the 1934 Act (whether or not proxies will be solicited), and

(v) such person’s written consent to serve as a director if elected and to be named in a proxy statement and form of proxy relating to the meeting at which directors are to be elected.

The Corporation may require any proposed nominee to furnish such other information as it may reasonably request to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation (or to serve on any committee or subcommittee of the Board of Directors) under any applicable stock exchange listing requirement or applicable law, rule or regulation or that the Board of Directors determines, in good faith, could be material to a reasonable stockholder’s understanding of the background qualifications, experience, independence, or lack thereof, of such proposed nominee.

(3)          If such notice pertains to business other than nominations, such Record Stockholder’s notice shall set forth, as to any business that the Record Stockholder proposes to bring before the meeting:

(i) a complete description of the business desired to be brought before the annual meeting,

(ii) the text of the business (including the text of any resolutions proposed for consideration and the language of any proposed amendment to the Bylaws),

(iii) the reasons for conducting such business at the annual meeting, and

(iv) any material interest of any Proponent in such business.

(4)         Such Record Stockholder’s notice shall set forth, as to each Proponent:

(i) the name and address of the Record Stockholder as they appear on the Corporation’s books, and the name and address of each other Proponent,

(ii) the class, series, and number of shares of each class or series of the Corporation’s capital stock that are owned, directly or indirectly, beneficially or of record by each Proponent (provided, that for purposes of this Section 1.11, such Proponent shall in all events be deemed to beneficially own any shares of any class or series of capital stock of the Corporation as to which such Proponent has a right to acquire beneficial ownership whether immediately or at any time in the future),

(iii) a description of all Derivative Transactions (as defined below) entered into by each Proponent during the previous 12-month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic or voting terms of, such Derivative Transactions,

(iv) a representation that the Record Stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and that such Record Stockholder (or a qualified representative thereof (as defined below)) intends to appear at the meeting to introduce the business or nomination or nominations specified in the notice,

(v) a description of all agreements, arrangements, understandings, or material relationships between any Proponent, the nominee (if applicable) and/or any other person or persons (naming such person or persons) with respect to the nomination or business,

(vi) a representation as to whether any Proponent or any other participant (as defined in Item 4 of Schedule 14A of the 1934 Act) will engage in a solicitation with respect to such nomination or business, and, if so, the name of each participant in such solicitation and the amount of the cost of such solicitation that has been and will be borne, directly or indirectly, by each such participant,

(vii) a representation as to whether any Proponent intends, or is part of a group that intends, to

(A) in the case of a proposal of business other than a nomination or nominations, deliver or make available a proxy statement and form of proxy to holders of at least the percentage of voting power of all of the shares of capital stock of the Corporation required under applicable law to carry the proposal,

(B) in the case of a nomination or nominations, solicit proxies in support of any proposed nominee in accordance with Rule 14a-19 under the 1934 Act, and/or

(C) otherwise solicit proxies in support of such nomination(s) or proposal,

(viii) a certification regarding whether each Proponent has complied with all applicable federal, state and other legal requirements in connection with such Proponent’s acquisition of shares of capital stock or other securities of the Corporation and/or such Proponent’s acts or omissions as a stockholder or beneficial owner of capital stock of the Corporation, and

(ix) any other information relating to each Proponent that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or the election of directors in a contested election pursuant to Section 14 of the 1934 Act (even if an election contest is not involved and whether or not proxies will be solicited).

(5)          In addition, to be considered timely, a Record Stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for determining the stockholders entitled to vote at the meeting and as of the date that is 10 days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than 5 days after such record date in the case of the update and supplement required to be made as of the record date, and not later than 8 days prior to the date of the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of 10 days prior to the meeting or any adjournment or postponement thereof.

(6)          Notwithstanding anything in these Bylaws to the contrary and except as otherwise required by law, if any Proponent (i) provides notice pursuant to Rule 14a-19(b) promulgated under the 1934 Act with respect to any proposed nominee for election as a director of the Corporation and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the 1934 Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such Proponent has met the requirements of Rule 14a-19(a)(3) promulgated under the 1934 Act in accordance with the following sentence), then the nomination of each such proposed nominee shall be disregarded (and such nominee disqualified from standing for election or re-election), notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation. Upon request by the Corporation, if any Proponent provides notice pursuant to Rule 14a-19(b) promulgated under the 1934 Act, such Proponent shall deliver to the Corporation, no later than 5 business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the 1934 Act.

(7)          For purposes of Sections 1.11 and 1.12 hereof:

(i) “close of business” shall mean 5:00 p.m. (local time at the principal executive offices of the Corporation) on any calendar day, whether or not a business day,

(ii) “Derivative Transaction” shall mean any agreement, arrangement, interest or understanding entered into by, or on behalf or for the benefit of, any Proponent, whether record or beneficial:

(A) the value of which is derived in whole or in part from the value of any class or series of shares or other securities of the Corporation,

(B) which otherwise provides any direct or indirect opportunity to gain or share in any gain derived from a change in the value of securities of the Corporation,

(C) the effect or intent of which is to mitigate loss, manage risk or benefit from changes in value or price with respect to any securities of the Corporation, or

(D) which provides the right to vote or increases or decreases the voting power of, such Proponent, directly or indirectly, with respect to any securities of the Corporation,

which agreement, arrangement, interest or understanding may include, without limitation, any option, warrant, debt position, note, bond, convertible security, swap, stock appreciation right or similar right, short position, profit interest, hedge, right to dividends, voting agreement, performance-related fee or arrangement to borrow or lend shares (whether or not subject to payment, settlement, exercise or conversion in any such class or series), and any proportionate interest of such Proponent in the securities of the Corporation held by any general or limited partnership, or any limited liability company, of which such Proponent is, directly or indirectly, a general partner or managing member,

(iii) “Proponent” shall mean (A) the Record Stockholder, (B) any beneficial owner, if any, on whose behalf such nomination or proposal is made, and (C) any affiliate or associate (each as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the foregoing Record Stockholder or beneficial owner,

(iv) a “qualified representative” of a Record Stockholder shall mean a person who is (A) a duly authorized officer, trustee, manager or partner of such Record Stockholder or (B) authorized by a writing executed by such Record Stockholder or an electronic transmission delivered by such Record Stockholder to act for such as proxy therefor at the meeting of stockholders, which writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, must be delivered to the Secretary at the principal executive offices of the Corporation by no later than the close of business on the 5th business day before such meeting of stockholders, and

(v) “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act.

(8)          Only such persons who are nominated in accordance with the applicable procedures set forth in Sections 1.10(1) and 1.11 (with respect to an annual meeting) or Sections 1.10(2) and 1.12 (with respect to a special meeting), shall be eligible for election or re-election and only such business shall be conducted at an annual or special meeting of stockholders as shall have been brought before the meeting in accordance with the applicable procedures set forth in Sections 1.10(1) and 1.11 (with respect to an annual meeting) or Sections 1.10(2) and 1.12 (with respect to a special meeting). Notwithstanding the provisions of Section 1.10, Section 1.11 or Section 1.12 hereof, a stockholder shall also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder (including, without limitation, Rule 14a-19) with respect to matters set forth in Sections 1.10(1) and 1.11 (with respect to an annual meeting) or Sections 1.10(2) and 1.12 (with respect to a special meeting) hereof, and any failure to comply therewith shall be deemed a failure to comply with these Bylaws.

(9)           Without limiting any remedy available to the Corporation, a Record Stockholder may not present nominations for director (and any such nominee shall be disqualified from standing for election or re-election) or propose other business at a meeting of stockholders, notwithstanding that proxies in respect of such vote may have been received by the Corporation, if any Proponent or any nominee for director (as applicable) (i) acted contrary to any representation, certification or agreement required by Section 1.11 (with respect to an annual meeting) or Section 1.12 (with respect to a special meeting), (ii) otherwise failed to comply with the applicable provisions of Sections 1.10(1) and 1.11 (with respect to an annual meeting) or Sections 1.10(2) and 1.12 (with respect to a special meeting), or any applicable law, rule or regulation identified therein (including, without limitation, Rule 14a-19), or (iii) provided false or misleading information to the Corporation.  Subject to the supervision of the Board of Directors, the chairman of the meeting shall have the power and the duty to determine whether a nomination or any other business proposed to be brought before the meeting has been made in accordance with the procedures and requirements set forth in these Bylaws and, if any proposed nomination or other business is not in compliance with these Bylaws, to declare that such defectively proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded (and any such nominee shall be disqualified from standing for election or re-election), notwithstanding that proxies in respect of such vote may have been received by the Corporation.  Unless otherwise required by law or as otherwise determined by the chairman of the meeting, if the Record Stockholder (or a qualified representative thereof) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or other business (as applicable), such nomination shall be disregarded (and any such nominee shall be disqualified from standing for election or re-election) and such business shall not be transacted, as applicable, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(10)        To be eligible to be a nominee for election or re-election as a director of the Corporation pursuant to a nomination under clause (iii) of Section 1.10(1) or clause (ii) of Section 1.10(2) hereof, as applicable, the Record Stockholder must deliver (in accordance with the time periods prescribed for delivery of notice under Section 1.11 or Section 1.12 hereof, as applicable) to the Secretary at the principal executive offices of the Corporation, with respect to each nominee:

(i)  a written questionnaire with respect to the background, qualifications, experience, stock ownership and independence of such proposed nominee (in the form provided by the Secretary within 10 days following a written request therefor by a stockholder of record), and

(ii) a written representation and agreement (in the form provided by the Secretary within 10 days following a written request therefor by a stockholder of record) as to whether or not such person would qualify as independent under the listing standards of the New York Stock Exchange and the Corporation’s Corporate Governance Guidelines (a copy of which shall be provided by the Secretary together with the form of representation and agreement) and that such person

(A) is not and will not become a party to (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (y) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law,

(B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation or nominee that has not been disclosed to the Corporation,

(C) would be in compliance, if elected as a director of the Corporation, and will comply with, all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation that are publicly disclosed or which were provided by the Secretary with the written representation and agreement required by this Section 1.11, and

(D) if elected as a director of the Corporation, intends to serve the entire term until the next meeting at which such candidate would face re-election, and

(iii) a written consent and agreement required by Section 2.2 hereof (in the form provided by the Secretary within 10 days following a written request therefor by a stockholder of record).

1.12 Special Meetings. Except as otherwise required by the DGCL, special meetings of stockholders may be called only as provided in the Certificate of Incorporation. Except as otherwise required by the DGCL or provided in the Certificate of Incorporation, stockholders of the Corporation shall not have the right to request or call a special meeting of the stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the Board of Directors.  The Board of Directors may postpone, reschedule or cancel any previously scheduled special meeting before or after notice of such meeting has been given to stockholders.  Nominations of persons for election to the Board of Directors shall be made at a special meeting of stockholders at which directors are to be elected in accordance with Sections 1.10(2) and 1.12 hereof.  Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders only if such stockholder of record’s notice required by Sections 1.10(2) and 1.12 hereof shall be received by the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall an adjournment, rescheduling, or postponement (or the public announcement thereof) of a special meeting for which notice has been given, commence a new time period (or extend any time period) for the giving of a stockholder of record’s notice.  A stockholder’s notice given pursuant to this Section 1.12 shall set forth the information required by Section 1.11 with respect to stockholder nominations of persons for director election at an annual meeting of stockholders (with references to the “Record Stockholder” therein being deemed to refer to such stockholder submitting the notice required by this Section 1.12).  A stockholder shall update and supplement the information set forth in the notice as required by Section 1.11.

1.13 Organization. Unless otherwise provided by the Board of Directors, the Chairman of the Board, or such person as may be designated by the Board of Directors, or in the absence of either of the foregoing, such person as may be chosen by the stockholders (by a majority of the votes cast affirmatively or negatively) shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman of the meeting appoints.

1.14 Conduct of Business. The Board of Directors may adopt such rules and regulations for the conduct of any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the authority to adopt and enforce such rules and regulations for the conduct of any meeting of stockholders and the safety of those in attendance as, in the judgment of the chairman, are necessary, appropriate or convenient for the conduct of the meeting. Rules and regulations for the conduct of meetings of stockholders, whether adopted by the Board of Directors or by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted to questions or comments by participants; and (vi) any additional attendance or other procedures or requirements for proponents submitting a proposal pursuant to Rule 14a-8 under the 1934 Act. The chairman shall have the power to make any determinations that may be appropriate to the conduct of the meeting consistent with the foregoing and shall have the power and authority to give effect to and conduct any meeting consistent with any interpretation or determination made pursuant to the provisions of these Bylaws.

1.15 Inspectors. The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and perform the duties of inspector contemplated by Section 231 of the DGCL. The Corporation may designate one or more alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

1.16 Delivery to the Corporation. Irrespective of Section 116 of the DGCL, whenever this Article 1 requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation, letter or other document or agreement), such document or information must be in writing exclusively (and not in an electronic transmission) and delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested.

ARTICLE 2.  DIRECTORS

2.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the Corporation except as otherwise provided by the DGCL, the Certificate of Incorporation or these Bylaws. In the event of a vacancy on the Board of Directors, the remaining directors, except as otherwise provided by the Certificate of Incorporation, may exercise the powers of the full Board of Directors until the vacancy is filled.

2.2 Number; Election; Tenure and Qualification. Subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, the number of directors of the Corporation shall be fixed from time to time exclusively by the Board of Directors, but the total number of directors shall not be less than three nor more than 15. Directors need not be stockholders of the Corporation. Directors shall be elected to serve for a term expiring at the next annual meeting of stockholders following their election, and each director shall hold office until his or her successor is duly elected and qualified, or until his or her earlier death or resignation or removal. A director shall not be eligible for re-election as a director at a meeting of stockholders unless such director submits an irrevocable resignation effective upon (i) such person failing to receive the required vote for re-election at the next annual meeting of stockholders and (ii) the Board of Directors’ acceptance of such resignation. Any other person shall not be eligible for election as a director at a meeting of stockholders unless such person submits a written consent and agreement to tender such an irrevocable resignation following such person’s election.  Except as otherwise required by applicable law, these Bylaws or the Certificate of Incorporation, at any meeting of stockholders for the election of directors at which a quorum is present, each director shall be elected by a majority of the votes cast with respect to such director. For purposes of this Section 2.2, a majority of the votes cast means that the number of votes cast “for” a director exceeds the number of votes cast “against” that director. Within 90 days after the date of the certification of the election results, the Board of Directors will determine whether to accept or reject the aforementioned irrevocable resignation or whether other action should be taken, and the Board of Directors will publicly disclose its decision. If, however, (i) a stockholder has nominated a person for election to the Board of Directors in compliance with the applicable advance notice requirements for stockholder nominees for director set forth in Sections 1.10(1) and 1.11 (with respect to an annual meeting) or Sections 1.10(2) and 1.12 (with respect to a special meeting) and (ii) such nomination has not been withdrawn as of the tenth day before the Corporation files its definitive proxy statement for such meeting, the directors shall be elected by the vote of a plurality of the votes cast by the stockholders entitled to vote at the election. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote “against” a nominee.

2.3 Vacancies. Except as otherwise required by the DGCL, or provided in the Certificate of Incorporation, and subject to the rights of the holders of shares of Preferred Stock, any vacancy on the Board of Directors for any reason and any newly-created directorship resulting by reason of any increase in the number of directors may be filled only by the Board of Directors (and not by the stockholders), by resolution adopted by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum (or by a sole remaining director); provided, however, that if not so filled, any such vacancy shall be filled by the stockholders at the next annual meeting or at a special meeting called for that purpose. Any director so appointed shall hold office until the next meeting of stockholders at which directors are elected and until his or her successor is elected and qualified. No decrease in the number of authorized directors shall shorten the term of any incumbent director.

2.4 Resignation. Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. Such resignation shall be effective upon delivery unless it is specified to be effective at some later effective date or upon the happening of some other event.

2.5 Removal. Any director or the entire Board of Directors may be removed, only as permitted by the DGCL and Section 5.4 of the Certificate of Incorporation.

2.6 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and places (if any) as shall be determined from time to time by the Board of Directors, provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place (if any) as the annual meeting of stockholders.

2.7 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, the President, or by any two directors and shall be held at such place (if any), on such date, and at such time as he or she or they shall fix. Notice of any special meeting of the Board of Directors shall be given to each director by whom it is not waived and shall state the time and place (if any) for the special meeting.

2.8 Notice of Special Meetings. Any time it is necessary to give notice of a meeting of the Board of Directors, notice shall be given: (i) in person or by telephone to each director at least 24 hours in advance of such meeting; (ii) by personally delivering written notice to each director’s last known business or home address at least 24 hours in advance of such meeting; (iii) by delivering an electronic transmission (including, without limitation, via telefacsimile or electronic mail) to each director’s last known number or address for receiving electronic transmissions of that type at least 24 hours in advance of such meeting; (iv) by depositing written notice with a reputable delivery service or overnight carrier addressed to each director’s last known business or home address for delivery to that address no later than the second business day preceding the date of such meeting; or (v) by depositing written notice in the United States mail, postage prepaid, addressed to each director’s last known business or home address no later than the fourth business day preceding the date of such meeting. A notice of a meeting of the Board of Directors need not specify the purpose(s) of such meeting. Unless otherwise indicated in the notice hereof, any and all business may be transacted at a special meeting of the Board of Directors.

2.9 Use of Communications Equipment. Directors, or members of any committee designated by the Board of Directors, may participate in meetings of the Board of Directors or any committee of the Board of Directors by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting in this manner shall constitute presence in person at the meeting.

2.10 Quorum. A majority of the total number of directors, as established pursuant to Section 2.2 hereof, whether or not there exist any vacancies in previously authorized directorships, shall constitute a quorum at all meetings of the Board of Directors. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting to another place (if any), date or time, without further notice or waiver thereof other than announcement at the meeting, until a quorum shall be present.

2.11 Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, all matters shall be determined by the affirmative vote of a majority of the directors present, unless a different vote is required by the DGCL, the Certificate of Incorporation, or these Bylaws.

2.12 Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all of the directors consent to the action in writing or by electronic transmission. After an action is taken, the writing or writings or electronic transmission or transmissions shall be filed with the minutes of the proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

2.13 Committees. The Board of Directors may from time to time designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee and any alternate member in his or her place, the member or members of the committee present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the DGCL, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine or as otherwise provided herein or required by the DGCL, any committee may make rules for the conduct of its business, but unless otherwise so provided, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the Board of Directors. Notice of all meetings shall be given in accordance with Section 2.8; one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by the affirmative vote of a majority of the members present at a meeting at which a quorum is present. Action may be taken by any committee without a meeting in accordance with Section 2.12.

2.14 Compensation for Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the Corporation or any of its parent or subsidiary Corporations in any other capacity and receiving compensation for such service. Members of special or standing committees may be allowed compensation in connection with service thereon.

ARTICLE 3.  OFFICERS

3.1 Enumeration; Qualification. The officers of the Corporation shall consist of a Chairman of the Board, a Chief Executive Officer, a President, a Secretary, a Chief Financial Officer, a Treasurer and such other officers with such other titles as the Board of Directors shall determine, including one or more Vice Chairman of the Board, Vice Presidents, Assistant Treasurers and Assistant Secretaries. Any officer may be, but need not be, a director or stockholder of the Corporation. Any two or more offices may be held by the same person.

3.2 Election; Term of Office. The Board of Directors may elect officers at any time. Each officer shall hold office until his or her successor is elected and qualified, unless a different term is specified in the resolution electing the officer, or until his or her earlier death, resignation or removal.

3.3 Resignation and Removal. Any officer may resign upon notice in writing or by electronic transmission to the Board of Directors, Chief Executive Officer, President, or Secretary unless the Board of Directors has designated a particular officer or director for such purpose, in which case a resignation shall be delivered to such designated officer or director. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. The Board of Directors, or a committee duly authorized to do so, may remove any officer with or without cause. Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to receive any compensation as an officer for any period following his or her resignation or removal, whether his or her compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the Corporation.

3.4 Vacancies. The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled any office for such period as it may determine. Each successor of such officer shall hold office until his or her successor is elected and qualified, unless a different term is specified in the resolutions appointing such officer, or until his or her earlier death, resignation or removal.

3.5 Chairman of the Board and Vice Chairman of the Board. The Chairman of the Board shall, when present, preside at all meetings of the Board of Directors and, unless otherwise provided by the Board of Directors, at all meetings of stockholders. He or she shall perform such duties and possess such powers as are usually vested in the office of the Chairman of the Board or as may be vested in him or her by the Board of Directors. If the Board of Directors appoints a Vice Chairman of the Board, he or she shall, in the absence or disability of the Chairman of the Board, and unless otherwise provided by these Bylaws, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties and possess such other powers as may from time to time be vested in him or her by the Board of Directors.

3.6 Chief Executive Officer. The Chief Executive Officer shall, subject to these Bylaws and the direction of the Board of Directors, have general supervision and control of the business and affairs of the Corporation. He or she shall have power to sign all contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation. The Chief Executive Officer shall perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe.

3.7 President. Unless otherwise determined by the Board of Directors, the President shall be the Chief Executive Officer of the Corporation. The President shall, subject to the direction and control of the Board of Directors and the Chief Executive Officer, participate in the supervision of the business and affairs of the Corporation. He shall perform all duties incident to the office of president and shall have and exercise such powers, authority and responsibilities as the Board of Directors may determine.

3.8 Chief Financial Officer. The Chief Financial Officer shall perform such duties and shall have such powers as the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe. In addition, the Chief Financial Officer shall perform such duties and have such powers as are incident to the office of the chief financial officer, including without limitation the duty and power to be responsible for the financial affairs of the Corporation and to render, as required by the Board of Directors, the Chief Executive Officer or the President, statements of the financial condition of the Corporation.

3.9 Vice Presidents. Any Vice President shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe. In the event of the absence, inability or refusal to act of the President, the Vice President (or if there shall be more than one Vice President, the Vice Presidents in the order determined by the Board of Directors, the Chief Executive Officer, or the President) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

3.10 Secretary and Assistant Secretary. The Secretary shall perform such duties and shall have such powers as the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of secretary, including without limitation the duty and power to cause notices of all meetings of stockholders and special meetings of the Board of Directors to be given, to keep a record of the proceedings of all meetings of stockholders and meetings of the Board of Directors, to cause to be maintained a stock ledger and to be the custodian of corporate books and records. Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer, the President or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one Assistant Secretary, the Assistant Secretaries in the order determined by the Board of Directors, the Chief Executive Officer, the President, or the Secretary) shall perform the duties and exercise the powers of the Secretary. In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the chairman of the meeting shall designate a temporary secretary to keep a record of the meeting.

3.11 Treasurer and Assistant Treasurer. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned to him or her by the Board of Directors, the Chief Executive Officer or the President. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these Bylaws, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds and to render, as required by the Board of Directors, statements of all such transactions. Any Assistant Treasurers shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer, the President or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one Assistant Treasurer, the Assistant Treasurers in the order determined by the Board of Directors, the Chief Executive Officer, the President, or the Treasurer) shall perform the duties and exercise the powers of the Treasurer.

3.12 Bonded Officers. The Board of Directors may require any officer to give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors upon such terms and conditions as the Board of Directors may specify, including without limitation a bond for the faithful performance of his or her duties and for the restoration to the Corporation of all property in his or her possession or under his or her control belonging to the Corporation.

3.13 Salaries. Officers of the Corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors or a duly authorized committee of the Board of Directors or by such officers as may be designated by resolution of the Board of Directors.

3.14 Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

ARTICLE 4.  CAPITAL STOCK

4.1 Certificates of Stock. The Corporation’s shares of stock shall be represented by certificates, provided that the Board of Directors may, subject to the limits imposed by law, provide by resolution or resolutions that some or all of any or all classes or series shall be uncertificated shares. Shares of stock represented by certificates shall be in such form as shall be approved by the Board of Directors, to the extent consistent with applicable law. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by any two authorized officers of the Corporation, including without limitation, the Chairman of the Board, the Vice Chairman of the Board (if any), the Chief Executive Officer, the President, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. Each certificate that is subject to any restriction on transfer shall have conspicuously noted on its face or back either the full text of the restriction or a statement of the existence of the restriction.

4.2 Transfers of Stock. Subject to any applicable restrictions on transfer or ownership, shares of the capital stock of the Corporation shall be transferred on the books of the Corporation (i) with regard to certificated shares, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require, and (ii) with regard to uncertificated shares, upon delivery of an instruction duly executed, and with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. Except as may be otherwise required by the DGCL, the Corporation shall be entitled to treat the record holder of shares of capital stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such capital stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.

4.3 Lost, Stolen or Destroyed Certificates. The Corporation may issue (i) a new stock certificate or (ii) uncertificated shares in place of any certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed in accordance with Section 167 of the DGCL.

4.4 Record Date. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 4.4 at the adjourned meeting. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the DGCL, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with Section 228(d) of the DGCL. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the DGCL, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

4.5 Regulations. The issue, transfer, conversion and registration of stock shall be governed by such other lawful regulations as the Board of Directors may establish.

ARTICLE 5.  INDEMNIFICATION AND INSURANCE

5.1 Indemnification.

(a) Subject to paragraph (d) of this Section 5.1 and the Certificate of Incorporation, the Corporation shall, to the fullest extent permitted by law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement or other disposition actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(b) Subject to paragraph (d) of this Section 5.1 and the Certificate of Incorporation, the Corporation shall, to the fullest extent permitted by law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against all expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation. Notwithstanding the foregoing, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b) of this Section 5.1, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

(d) Any indemnification under paragraphs (a) and (b) of this Section 5.1 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in paragraphs (a) and (b) of this Section 5.1. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders of the Corporation.

(e) Expenses (including attorneys’ fees) incurred by a present or former officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation pursuant to this Article 5. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

(f) If a claim under this Article 5 is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 5 or otherwise shall be on the Corporation.

(g) The indemnification and advancement of expenses provided by, or granted pursuant to, other subsections of this Article 5 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding office.

(h) For purposes of this Article 5, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article 5 with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this Article 5, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation that imposes duties on, or involves service by, such director, officer, employee or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article 5.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 5 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

5.2 Effect of Amendment. Neither the amendment, modification or repeal of this Article 5 nor the adoption of any provision in these Bylaws inconsistent with this Article 5 shall adversely affect any right or protection of any director, officer, employee or agent with respect to any act or omission that occurred prior to the time of such amendment, modification, repeal or adoption.

5.3 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the DGCL.

ARTICLE 6.  GENERAL PROVISIONS

6.1 Fiscal Year. Except as from time to time otherwise designated by the Board of Directors, the fiscal year of the Corporation shall end on December 31 of each year.

6.2 Execution of Instruments. The Chairman of the Board, the Vice Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer shall have power to execute and deliver on behalf of and in the name of the Corporation any instrument requiring the signature of an officer of the Corporation, except as otherwise provided in these Bylaws, or where the execution and delivery of such an instrument shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

6.3 Waiver of Notice. A written waiver of any notice, signed by the person entitled to notice, or waiver by electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent to the notice. If any person shall be present at any meeting, such presence shall constitute a waiver of notice of the meeting, except when that person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. A waiver of notice of meeting need not specify the business or purpose(s) of the meeting.

6.4 Electronic Transmissions. For purposes of these Bylaws, “electronic transmission” shall mean a form of communication that satisfies the requirements with respect to such communication contained in the DGCL.

6.5 Voting of Securities. Except as the Board of Directors may otherwise designate, the President, the Chief Executive Officer, the Chief Financial Officer, any Vice President, the Secretary, any Assistant Secretary or the Treasurer shall have the power to vote and otherwise act on behalf of the Corporation, in person or by proxy (or to appoint any person or persons to so vote and otherwise act in person or by proxy), at any meeting of security holders or interest holders of any other entity in which this Corporation may hold securities or interests and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities or interests in such other entity.

6.6 Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary, or a temporary secretary, as to any action taken by the stockholders, the Board of Directors, any committee of the Board of Directors or any officer or representative of the Corporation shall, as to all persons who rely on the certificate in good faith, be conclusive evidence of such action.

6.7 Certificate of Incorporation. All references in these Bylaws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended and in effect from time to time. These Bylaws are subject to the provisions of the Certificate of Incorporation, the DGCL and other applicable laws, rules and regulations.

6.8 Transactions with Interested Parties. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of the Corporation’s directors or officers, are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or of a committee of the Board of Directors that authorizes the contract or transaction, or solely because any such director’s or officer’s votes are counted for such purpose, if:

(a) The material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors may be less than a quorum; or

(b) The material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by a vote of the stockholders; or

(c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee of the Board of Directors or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

6.9 Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

6.10 Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

6.11 Reliance Upon Books, Reports and Records. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her or her duties, and to the fullest extent permitted by law, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director, committee member, or officer reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

6.12 Time Periods. Unless otherwise specified by these Bylaws, in applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

6.13 Severability. Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws to the fullest extent permitted by applicable law.

6.14 Pronouns. All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine or neuter gender, singular or plural, as the identity of the person or persons may require.

ARTICLE 7.  AMENDMENTS

7.1 By the Board of Directors. Subject to the provisions of the Certificate of Incorporation, these Bylaws may be amended or repealed or new bylaws may be adopted by the affirmative vote of a majority of the members of the Board of Directors then in office.

7.2 By the Stockholders. Subject to the provisions of the Certificate of Incorporation, these Bylaws may be amended or repealed or new bylaws may be adopted by the affirmative vote of the holders of at least 66 2/3% of the voting power of all shares of the capital stock of the Corporation then entitled to vote generally in the election of directors, voting as a single class.

As amended effective October 31, 2024